Exhibit 21.1
LOGITECH INTERNATIONAL S.A.
LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
AMERICAS
Logitech Argentina S.R.L.	Argentina
Logitech Do Brasil Comercio de Acessorios de Informatica Ltda.	Brazil
Logitech de Mexico S.A. de C.V.	Mexico
Logitech Canada Inc.	Canada
Logitech Inc.	United States of America
Logitech (Streaming Media) Inc.	United States of America
Logitech (Slim Devices) Inc.	United States of America
WiLife, Inc.	United States of America
Logitech Servicios Latinoamérica, S.A de C.V	Mexico
Ultimate Ears Incorporated	United States of America
SightSpeed, Inc.	United States of America
UE Acquisition Inc.	United States of America
Logitech Latin America Inc.	United States of America
Blue Microphones Holding Corporation	United States of America
Baltic Latvian Universal Electronics,LLC	United States of America
General Workings Inc.	United States of America
Streamlabs Canada Inc.	Canada
Streamlabs LLC	United States of America
Liminal Collective, Inc.	United States of America
Mevo Inc.	United States of America

Name of Subsidiary	Jurisdiction of Incorporation
EMEA
Labtec Europe S.A.	Switzerland
Logitech U.K. Limited	United Kingdom
Logitech Espana BCN SL	Spain
Logitech Europe S.A.	Switzerland
SAS Logitech France	Republic of France
Logitech GmbH	Federal Republic of Germany
Logitech Ireland Services Limited	Ireland
Logitech Italia SRL	Republic of Italy
Logitech Nordic AB	Sweden
Logitech Benelux B.V.	Kingdom of the Netherlands
Logitech Poland Spolka z.o.o	Poland
Logitech S.A.	Switzerland
Logitech Middle East FZ-LLC	United Arab Emirates
Logitech (Streaming Media) S.A.	Switzerland
Logitech Hellas MEPE	Greece
Logitech Schweiz AG	Switzerland
Logitech Upicto GmbH	Switzerland
Limited Liability Company “Logitech”	Russia
Logi Peripherals Technologies (South Africa) (Proprietary) Limited	South Africa
Logitech Norway AS	Norway
Logitech Turkey Computer Marketing Services LLC	Turkey
Logitech Services S.A.	Switzerland
Limited Liability Company "Mevo Ukraine"	Ukraine

Name of Subsidiary	Jurisdiction of Incorporation
ASIA PACIFIC
LogiCool Co., Ltd	Japan
Logitech Electronic (India) Private Limited	India
Logitech Far East, Limited	Taiwan, Republic of China
Logitech Hong Kong Limited	Hong Kong
Logitech Korea Ltd	Republic of Korea
Logitech New Zealand Co., Limited	New Zealand
Logitech Service Asia Pacific Pte Ltd	Republic of Singapore
Logitech Singapore Pte Ltd	Republic of Singapore
Logitech Technology (Suzhou) Company Limited	People’s Republic of China
Logitech (China) Technology Company Limited	People’s Republic of China
Logitech Asia Logistics Limited	Hong Kong
Logitech Asia Pacific Limited	Hong Kong
Logitech Australia Computer Peripherals Pty, Limited	Commonwealth of Australia
Logitech (Beijing) Trading Company Limited	People’s Republic of China
Logitech Technology (Shenzhen) Consulting Company Limited	People’s Republic of China
Logitech Engineering & Designs India Private Limited	India
Logi Computer Peripherals (Malaysia) Sdn. Bhd	Malaysia
Logitech JB Australia Pty Ltd.	Commonwealth of Australia
Logitech Vietnam Company Limited	Vietnam